Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 27, 1995, except as to Note O, the date of which is March 14, 1995, included in the Annual Report on Form 10-K of First Merchants Bancorp for the year ended December 31, 1994 with respect to the consolidated financial statements incorporated by reference in this Form 8-K.

                                                /s/ Ernst & Young LLP


Charleston, West Virginia
September 14, 1995